BLUE RIDGE REAL ESTATE COMPANY
                            BIG BOULDER CORPORATION



                   Notice of Annual Meetings of Shareholders
                                 March 27, 2002



To The Shareholders:

     The Annual Meetings of Shareholders of Blue Ridge Real Estate Company and Big Boulder Corporation (the (Corporations() will be held on March 27, 2002, at the Chase Manhattan Bank, 1166 Avenue of the Americas at 46th Street, 17th Floor Conference Room in New York City, NY, at 10:30 A.M., Local Time. The two meetings will be held simultaneously, as a joint meeting, since under a Security Combination Agreement between the two Corporations and under their By-Laws, the shares of the two Corporations are combined and traded together in unit certificates. The purposes of each meeting are as follows:

     (1)  To elect Directors of each of the Corporations


     (2) To transact such other business as may properly come before the meetings.


     Shareholders of record at the close of business on February 8, 2002, are entitled to notice of and to vote at said meetings.

     By order of the Board of Directors of Blue Ridge Real Estate Company and Big Boulder Corporation.



                                                            Christine A. Liebold
                                                                       Secretary

February 22, 2002

                         BLUE RIDGE REAL ESTATE COMPANY
                            BIG BOULDER CORPORATION
                            Blakeslee, Pennsylvania
                                                                _

                                PROXY STATEMENT
                                    for the
                        ANNUAL MEETINGS OF SHAREHOLDERS
                                 March 27, 2002


     This Proxy Statement is being mailed on or about February 22, 2002 to the Shareholders of Record of Blue Ridge Real Estate Company and Big Boulder Corporation (each a (Corporation( and collectively the (Corporations() in connection with the Joint Annual Meetings of Shareholders of the Corporations to be held on March 27, 2002, at 10:30 A.M., Local Time, at the Chase Manhattan Bank, 1166 Avenue of the Americas at 46th Street, 17th Floor Conference Room in New York City, NY and at any adjournment or adjournments thereof (the (Joint Meeting().

     Under a Security Combination Agreement between the Corporations and under the By-Laws of both Corporations, shares of the two Corporations are combined in unit certificates, each certificate representing the same number of shares of each of the Corporations. Shares of each Corporation may be transferred only together with an equal number of shares of the other Corporation. For this reason, the Annual Meetings of the Shareholders of both Corporations are held together as a Joint Meeting. At the Joint Meeting, separate votes will be held on the proposals concerning each Corporation, and shareholders have the right to vote their shares differently on similar proposals presented by each of the Corporations before the Joint Meeting. Only one Proxy Card has been supplied to Shareholders, but this Card constitutes separate proxies with regard to the shares of the respective Corporations, and provides means for Shareholders to give instructions for voting their Blue Ridge Real Estate Company shares separately from their Big Boulder Corporation shares.

     The proxies evidenced by the Proxy Card are solicited on behalf of the Boards of Directors of the respective Corporations. Each such proxy is subject to revocation by the Shareholder at any time before it is voted by filing notice of revocation with the Secretary of the Corporations or by filing a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Joint Meeting and voting in person.

     The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Meetings, the Annual Report, the enclosed form of Proxy Card and any additional material relating to the Joint Meetings which may be furnished to the

Shareholders on behalf of the Board of Directors subsequent to the furnishing of this Proxy Statement have been or are to be borne by the Corporations, with each of the Corporations to pay one-half of such costs.

     In addition to the use of the mails, the Corporations may, if they consider it desirable, solicit proxies personally or by telephone or facsimile. Such solicitation may be made by officers, directors or employees of the Corporations without additional compensation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, in which event they will be reimbursed upon request for their out-of-pocket expenses incurred in connection therewith.

     A copy of the Corporations' Annual Report for the Transition Period ended October 31, 2001, accompanies this Proxy Statement but is not considered a part of the proxy-soliciting material. Additional copies of such report are available to any Shareholder upon request.

                               VOTING SECURITIES

     Each of the Corporations had outstanding on February 8, 2002, 1,917,180 shares of Common Stock, without par value, and neither has any other authorized class of securities. Only Shareholders of Record of the Corporations at the close of business on February 8, 2002 will be entitled to vote at the Joint Meeting. Each Shareholder has the right to cumulate his votes in the election of directors and may cumulate his votes differently in voting for the election of directors of each Corporation. Cumulative voting entitles the Shareholder to multiply his shares by the number of directors (4) to be elected, and to cast the number of votes so determined for one person or to distribute such number, in his discretion, among two or more persons. To vote cumulatively, a Shareholder must write the name of the nominee or nominees selected and the number of votes to be cast for each nominee following the words (Cumulative For( on the lines provided under Items 1 and 2 on the Proxy Card. On all other matters, each share of each of the Corporations will be entitled to one vote.

     Shares cannot be voted at the Joint Meeting unless the holder of record is present in person or represented by Proxy. The enclosed Proxy Card is a means by which a Shareholder may authorize the voting of his or her shares at the Joint Meeting. If a Proxy Card is properly executed, returned to the Corporations or their agent and not revoked, the shares represented by such Proxy Card will be voted in accordance with the instructions set forth thereon. Shareholders are urged to specify their choices by marking the appropriate box of the Proxy Card. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted at the discretion of the proxy agents, as described below. If any other matters are properly presented at the

Joint   Meeting,   the  proxy  agents  will  vote  the  proxies   (which  confer
discretionary authority to vote on such matters) at their discretion. A Shareholder may attend the meeting even though he or she has executed a Proxy Card.

     With respect to each Corporation, presence at the Joint Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum. With regard to the election of directors, Shareholders may cumulate votes for the nominees specified on the Proxy Card, as described above, or withhold votes for certain or all votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers that are member firms of the New York Stock Exchange ("NYSE"), and who hold shares of the Corporations in street name for customers, have the authority under the rules of the NYSE to vote those shares only with respect to the election of directors if they have not received instructions from the beneficial owner.

                             ELECTION OF DIRECTORS

     Four directors of each Corporation are to be elected at the Joint Meeting, as set forth by resolution of the Board of Directors.

     The By-Laws of each of the Corporations permit up to eight members to comprise the whole Board of Directors of each Corporation.

     The persons named as proxy agents in the enclosed Proxy Card have advised the Board of Directors of each Corporation that it is their intention to cumulate votes in their discretion among all or less than all of the four nominees for the Board of Directors unless a specific direction to cumulate votes in a particular manner is included on the Proxy Card. If elected, the directors of each Corporation will hold office until the next Annual Meeting of such Corporation when their successors are elected. If any vacancy shall occur because of death or other unexpected occurrence in the slates of nominees listed below for election as directors, the proxy agents have advised the Boards of Directors of the Corporations that it is their intention to vote the proxies for such substitute nominees as may be proposed by or on behalf of the Boards of Directors of each of the Corporations.

     Information with respect to the nominees, the periods during which they have served as directors of each Corporation, their principal occupations and their ages is set forth in the following table:


                   First
                  Became
      Name      Director             Occupation (1)                 Age


Milton Cooper        1983 Chairman and Director, Kimco Realty        73
                          Corporation; Director, Getty Realty Corp.;
                          Mass Mutual Participation Investors-
                          Closed End Investment Co.;
                          Mass Mutual Investors-Closed End
                          Investment Co.

Michael J. Flynn     1990 Chairman of the Board, Blue Ridge          66
                          Real Estate Company and Big Boulder
                          Corporation since 1991; Vice Chairman
                          and Director, Kimco Realty Corporation
                          (since January 1996)

Patrick M. Flynn     2001 Director of Real Estate, Kimco Realty      25
                          Corporation (since May 2001); Senior
                          Consultant, MIT Consulting (June 1995-
                          May 2001). Patrick is the son of Michael
                          Flynn

Wolfgang Traber      1986 Chairman of the Board, Hanseatic           57
                          Corporation (August 1994-Present);
                          Director, M.M. Warburg & CO KGaA,
                          Director, Kimco Income REIT
                          Director, Kappa Ventures - U.K.
                          Director, Langen GbR - Hamburg, Germany
                          Director, 422 BV - Amsterdam, Netherland



     (1)  Unless  otherwise   noted,  the  affiliations   shown  constitute  the
individual's principal business experience for at least the last 5 years. Directorships in public companies are also identified.




     Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or any other person or persons relating to his election as a director except that such nominees have agreed to serve as a director of the Corporations if elected.

     The directors are to be elected by a plurality of the votes cast at the Joint Meeting. The Board of Directors unanimously recommends a vote FOR each of the nominees.

                            COMMITTEES AND MEETINGS

     Each Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. Each Board of Directors held one meeting during the Transition Period ending October 31, 2001.

     The Executive Committee of each Corporation consisted of Michael J. Flynn, Patrick M. Flynn and Eldon D. Dietterick. This Committee is empowered to exercise all powers of the Board of Directors, except action on dividends, during the intervening period between regular Board Meetings. The Executive Committee held two meetings in the Transition Period ending October 31, 2001.

     The Audit Committee of each Corporation, composed of Michael J. Flynn, Patrick M. Flynn and Eldon D. Dietterick, held two meetings during the Transition Period ending October 31, 2001. The Audit Committee reviews, with the Corporations' independent certified public accountants (i) the scope of auditing procedures, (ii) the Corporations' accounting procedures and controls, (iii) the Corporations' audit report and financial statements on a quarterly basis.

     The Compensation Committee of each Corporation consists of Michael J. Flynn, Patrick M. Flynn and Eldon D. Dietterick. This Committee reviews general compensation policies and reviews and recommends salary and other adjustments for employees and executive officers. The Compensation Committee did not convene during the Transition Period ending October 31, 2001.

     All Directors attended 100% of the aggregate of the total number of meetings of the Boards of Directors and of Committees of the Boards on which they served.

                            HOLDINGS OF COMMON STOCK

     The following table sets forth, as reported to the Corporations as of February 8, 2002, the number of shares of Common Stock of each Corporation owned or controlled by persons who beneficially own more than 5% of each Corporation's outstanding shares, each Director and nominee for Director, the Corporations' officers listed in the table under the caption "2001 Annual Compensation for the Top Officers," and the officers and directors as a group:


                                        Number of Shares      Percent
                                           Beneficially       of Shares
  Name and Address                         Owned (1)       Outstanding

Milton Cooper                              1,234,989(2)        64.42%
  c/o Kimco Realty Services, Inc.
  3333 New Hyde Park Road, Suite 100
  New Hyde Park, NY 10042-0020
Michael J. Flynn                              36,100(3)         1.88%
Patrick M. Flynn                               5,000(4)           *
Wolfgang Traber                                  -0-              *
Eldon D. Dietterick                            3,136(5)           *
Richard T. Frey                                2,000(6)           *
Mark Daubert                                   1,000(7)           *
All Executive Officers and Directors       1,282,225           66.88%
 as a Group (7 Persons)

*Less than 1%

     (1) Shares are beneficially owned when a person, directly or indirectly, has or shares the voting power thereof (that is, the power to vote, or direct the voting, of such shares) and investment power thereof (that is, the power to dispose, or to direct the disposition, of such shares).

     (2) As reflected in Amendment No.10 to Schedule 13D filed with the Securities and Exchange Commission on July 3, 2001, Mr. Cooper has the sole voting and dispositive power over 153,893 shares. The number of shares listed also includes 67,803 shares as to which Mr. Cooper disclaims beneficial ownership; such shares are owned by KC Holdings, Inc., of which Mr. Cooper is Chairman of the Board and President and the owner of approximately 7.7% of the outstanding stock. The above number of shares also includes 1,012,579 shares which are owned by Kimco Realty Services, Inc., which is a wholly owned subsidiary of Kimco Realty Corporation, a Real Estate Investment Trust ("Kimco"). Mr. Cooper is Chairman of the Board and Chief Executive Officer of Kimco, but disclaims beneficial ownership of the shares of the Corporations owned by Kimco. Finally, the above number includes 714 shares held by a trust for which Mr. Cooper serves as trustee, but as to which shares he disclaims beneficial ownership. The business address of KC Holdings, Inc., Kimco Realty Services, Inc. and Kimco is c/o Kimco Realty Corporation, 3333 New Hyde Park Road, Suite 100, New Hyde Park, NY 11042-0020.

(3) Includes currently exercisable option to purchase 35,000 shares.

(4) Includes currently exercisable option to purchase 5,000 shares.

(5) Includes currently exercisable option to purchase 3,000 shares.

(6) Includes currently exercisable option to purchase 2,000 shares.

(7) Includes currently exercisable option to purchase 1,000 shares.



                 2001 Annual Compensation for the Top Officers

     The following table discloses certain compensation information for the chief executive officer of the Corporations and those executive officers whose salary and bonus was at least $100,000 for the twelve month period ended October 31, 2001(1).

     Annual Compensation (2)                                  Long-Term
                                                              Compensation
                                                              Awards
Name and                                                      Securities
Principal                                       Other Annual  Underlying      All Other
Position            Year    Salary($) Bonus($)  Compensation  Options/     Compensation
                                                   ($)(3)     SARS(#)           ($)(4)

Patrick M. Flynn(5) 2001(1)       $0      $0         $0            0               $0
Chief Executive
Officer & President

Gary A. Smith       2001(1)  $52,000      $0     $1,075            0          $197,917
Former Chief        2001     125,000  30,000      2,150            0                 0
Executive Officer   2000     125,000  28,000      1,506            0                 0
& President

Melanie Murphy      2001(1)  $37,000      $0     $  746            0          $132,000
Former Vice         2001      88,000  24,000      1,492            0                 0
Pres. of Operations 2000      85,000  22,000      1,369            0                 0


     (1) On August 28, 2001 the company decided to change its fiscal year end from March 31st to October 31st.

     (2)  Compensation  was paid to Mr. Smith and Ms.  Murphy by Blue Ridge Real
Estate  Company,   a  portion  of  which  was  then  allocated  to  Big  Boulder
Corporation.

     (3) Personal use of Company Vehicle.

     (4) Severance pay accrued during the twelve months ending October 31, 2001. Both Mr. Smith and Ms. Murphy terminated their employment with the Corporations as of March 31, 2001.

     (5) Mr. Patrick M. Flynn was appointed Chief Executive Officer and President on October 17, 2001.



     Director Compensation. An annual retainer of $5,000 is paid to Michael J. Flynn. An annual retainer of $1,000 is paid to Milton Cooper and Wolfgang
Traber. All Directors receive $1,000 for each Board Meeting they attend. Directors do not receive compensation for committee meetings. Michael J. Flynn, Chairman of the Board, received a $35,000 consulting fee during the Transition Period ending October 31, 2001. Mr. Flynn has an Option to Purchase 35,000 shares of Common Stock at $6.75 per share exercisable to July 1, 2003. Patrick
M. Flynn has an Option to Purchase 5,000 shares of Common Stock at $10.50 per share exercisable to December 10, 2006. Eldon D. Dietterick has an Option to Purchase 3,000 shares of Common Stock at $10.50 per share exercisable to December 10, 2006. Richard T. Frey has an Option to Purchase 2,000 shares of Common Stock at $10.50 per share exercisable to December 10, 2006. Mark Daubert has an Option to Purchase 1,000 shares of Common Stock at $10.50 per share exercisable to December 10, 2006.


     Employee Benefit Plans. The Corporations have a defined benefit pension plan. Eligible employees of the Corporations and certain of their subsidiaries participate in the pension plan which provides to each such participant annual retirement income beginning at age 65 equal product of (x) 31% of the first $10,000 of such participant's average compensation for the five highest consecutive years in the last ten year ("final average earnings") prior to retirement during which the employee was most highly paid plus 40% of such earnings in excess of $10,000; and (y) the ratio of the participant's years of credited service (if less than 15 years) to 15 years.

     The table that follows shows the estimated annual benefits payable upon retirement to persons in specified remuneration and years of service classifications under the pension plan. The retirement benefits shown are based upon retirement at the age of 65.


                                Years of Service

     Average Salary*            5               10               15**
     $   15,000               1,700            3,400            5,100
     $   30,000               3,700            7,400           11,100
     $   45,000               5,700           11,400           17,100
     $   60,000               7,700           15,400           23,100
     $   75,000               9,700           19,400           29,100
     $   90,000              11,700           23,400           35,100
     $  105,000              13,700           27,400           41,100
     $  120,000              15,700           31,400           47,100
     $  135,000              17,700           35,400           53,100
     $  150,000              19,700           39,400           59,100
     $  160,000              21,000           42,000           63,000


     *Based on 5 consecutive years of highest earnings in the last 10 years.

     **Minimum number of years of continuous service required to receive maximum pension.

     Remuneration covered by the pension program includes salary, overtime and awards under an annual incentive program.




                    INDEPENDENT AUDITORS AND AUDIT COMMITTEE

     Parente Randolph, PC was the auditor for the Transition Period ended October 31, 2001, and the Board of Directors, upon recommendation of the Audit Committee, has selected it as auditor for the year ending October 31, 2002. A representative of Parente Randolph, PC will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from stockholders.

     Independence of Public Accountants. For the Transition Period ended October 31, 2001, the Companies paid Parente Randolph, PC its independent auditors, approximately $78,328 for audit and tax return services, combined. The Audit Committee concluded that the foregoing non-audit services did not adversely impact the independence of Parente Randolph, PC.

Report of the Audit Committee

     We have reviewed and discussed with the management the Companies' audited financial statements as of and for the Transition Period ended October 31, 2001.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors and auditors' independence.

     Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the Transition Period ended October 31, 2001.

Michael J. Flynn
Patrick M. Flynn
Eldon D. Dietterick






            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporations' officers, directors and persons who own more than ten percent of a registered class of the Corporations' equity securities ((10% Holders(), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). officers, directors and 10% Holders are required by Commission regulations to furnish the Corporations with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received, or written representations from certain reporting persons, the Corporations believe that during the period from April 1, 2001 through October 31, 2001, all filing requirements applicable to its officers, directors and 10% Holders were fulfilled.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETINGS

     Consideration of certain matters is required at the Annual Meetings of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, Shareholders may present proposals, which are proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meetings, by submitting their proposals to the Corporations at their principal offices on a timely basis. In order to be included for the 2002 Annual Meetings, proposals must be received by October 16, 2002.

                                 OTHER MATTERS

     The Board of Directors of each Corporation are not aware of any matters, other than those listed in the Notice of Annual Meetings, that may be properly brought before the Joint Meeting. If, however, any other matter not now known properly comes before the Joint Meeting, the persons named in the enclosed Proxy Card will vote the proxies in their discretion on such matters.




                                         BLUE RIDGE REAL ESTATE COMPANY
                                            BIG BOULDER CORPORATION
                                         Christine A. Liebold, Secretary


Dated:  Blakeslee, Pennsylvania
        February 22, 2002